Exhibit 10.6

Equity Pledge Agreement

This Equity Pledge Agreement (hereinafter referred to as the “Agreement”) is entered into on December 13, 2018 by and among:

A.	The shareholders of Long-Spring Education Holding (see Appendix I hereto for details, hereinafter referred to as the “Shareholders of Long-Spring Education Holding” or the “Pledgers”);

B.

Long-Spring Education Holding Group Limited (hereinafter referred to as “Long-Spring Education Holding”), a limited liability company legally established and existing under the PRC laws, with its unified credit code of 91530121582368402N, and its registered address at No. 5-20, 9/F, Building 2, Shanghai ASEAN Building, Chenggong District, Kunming City, Yunnan Province; and

C.

Yunnan Century Long-Spring Technology Co., Ltd., a wholly foreign-owned enterprise legally established and existing under the PRC laws, with its unified credit code of 91530100MA6K83075A and its registered address at No. 5-20, 9/F, Building 2, Shanghai ASEAN Building, Chenggong District, Kunming City, Yunnan Province (hereinafter referred to as the “Pledgee” or “WFOE”).

(The parties above shall be hereinafter referred to individually as a “Party”, or collectively as the “Parties”)

Whereas

1.

The Pledgers are the registered shareholders of Long-Spring Education Holding, who hold 100% of the equity of Long-Spring Education Holding in total (corresponding to a registered capital of RMB25,000,000).

2.

In accordance with the provisions of the Series of Cooperation Agreements, the Domestic Affiliates (as defined below) in which the Pledgers directly and/or indirectly hold interests shall pay management and consulting service fees, technical service fees and other expenses to the Pledgee in accordance with relevant agreement and perform related obligations.

3.

As a security for the performance of the contractual obligations (as defined below) and the settlement of the guaranteed debts (as defined below) by the Domestic Affiliates and the Pledgers, the Pledgers unconditionally and irrevocably agree to pledge all the equity held by them in Long-Spring Education Holding to the Pledgee, and grant the Pledgee the first priority pledge right, and Long-Spring Education Holding also agrees to such equity pledge arrangements.

Accordingly, through friendly negotiation, the Parties agree as follows:

I.	Definitions and Interpretations

“Proposed Listed Company” means First High-School Education Group Co., Ltd., a limited company incorporated under the laws of the Cayman Islands on September 19, 2018.

“Long-Spring Education Holding” means Long-Spring Education Holding Group Limited, a limited company incorporated on September 20, 2011 under the PRC laws.

“Domestic Affiliates” means Long-Spring Education Holding and its subsidiaries and schools.

“Business Cooperation Agreement” means the Business Cooperation Agreement entered into by the Pledgee, the Domestic Affiliates and the shareholders of Long-Spring Education Holding on the date of execution of the Agreement, including its amendments from time to time.

“Exclusive Call Option Agreement” means the Exclusive Call Option Agreement entered into by the Pledgee, the Domestic Affiliates and the shareholders of Long-Spring Education Holding on the date of execution of the Agreement, including its amendments from time to time.

“Exclusive Technical Service and Management Consultancy Agreement” means the Exclusive Technical Service and Management Consultancy Agreement entered into by the Pledgee and the Domestic Affiliates on the date of execution of the Agreement, including its amendments from time to time.

“Series of Cooperation Agreements” collectively refers to the Business Cooperation Agreement, the Exclusive Call Option Agreement, the Shareholders’ Rights Entrustment Agreement and the corresponding Power of Attorney, the School Sponsors’ and Directors’ Rights Entrustment Agreement and the corresponding Power of Attorney, the Equity Pledge Agreement, the Exclusive Technical Service and Management Consultancy Agreement, and the Loan Agreement, signed by two or more of the shareholders of Long-Spring Education Holding, the Domestic Affiliates and WFOE, including the amendments thereto, and other agreements, contracts, or legal documents that are signed or issued by one or more Parties hereto from time to time to ensure performance of the above agreements and that are signed or approved by WFOE in writing.

“Contractual Obligations” means the obligations of the Pledgers and the Domestic Affiliates under the Series of Cooperation Agreements (with the exception where relevant agreement/agreements is/are rescinded or relevant obligation/obligations is/are waived by the counterparty).

“Default Event” means any of the following events: the Pledgers and the Domestic Affiliates are in breach of their Contractual Obligations under the Series of Cooperation Agreements, and any representations and warranties made or other information provided by the Pledgers and the Domestic Affiliates to the Pledgee under the Series of Cooperation Agreements are or are proven to be false or misleading in any material respect, or any provisions of the Series of Cooperation Agreements become invalid or unenforceable due to the changes in the PRC laws and regulations, or due to the promulgation of new PRC laws and regulations, or due to any other reasons, and no alternative arrangement therefor is found by the Parties.

“Guaranteed Debts” means all direct, indirect, derivative losses and loss of predictable benefits suffered by the Pledgee as a result of any Default Event on the part of the Pledgers and the Domestic Affiliates (if otherwise provided for in the specific Series of Cooperation Agreements, such provisions shall prevail), and all expenses incurred by the Pledgee to force the Pledgers and the Domestic Affiliates to perform their Contractual Obligations. The amount of such losses shall be determined by the Pledgee at its absolute discretion is permitted by the PRC laws, and the Pledgers shall be completely bound thereby.

“Pledged Equity” means the equity and interests legally owned by the Pledgers in Long-Spring Education Holding as of the effective date of the Agreement and pledged to the Pledgee in accordance with the provisions of the Agreement as a security for the performance of the Contractual Obligations by the Pledgers and the Domestic Affiliates, including but not limited to the equity rights, interests, income and claims, now and in the future, related to all the equity held by the Pledgers in the Long-Spring Education Holding, and the receivables and compensations, now or in the future, related to the equity held by Pledgers in Long-Spring Education Holding Equity, and the profits, dividends and other amounts distributed by Long-Spring Education Holding to the Pledgers, and the increased capital contribution and dividends as described in Clause 5 of Article II of the Agreement.

II.	Equity Pledge

1.

The Pledgers unconditionally and irrevocably agree to pledge the Pledged Equity that they legally own and have the right to dispose of to the Pledgee in accordance with the provisions of the Agreement as a security for performance of the Contractual Obligations and settlement of Guaranteed Debts. Long-Spring Education Holding agrees that the Pledgers pledge the Pledged Equity to the Pledgee and give the Pledgee the first priority pledge right in accordance with the Agreement.

2.

The Pledgers undertake that they will be responsible for recording the equity pledge arrangements (hereinafter referred to as the “Equity Pledge”) in the register of the shareholders of Long-Spring Education Holding when the pledge registration conditions are met, and will register the Equity Pledge with the industrial and commercial registration authority as soon as possible when the pledge registration conditions are met, and assume all related costs. Long-Spring Education Holding undertakes that it will do its best to cooperate with the Pledgers to complete the business registration matters specified in this Article.

3.

The Parties confirm that, in the case that the competent industrial and commercial registration authority requires that the principal claim amount involved in the guarantee scope be clearly specified in the equity pledge registration, for the purpose of registering the Equity Pledge alone, the Parties agree to register the claim amount under the series of cooperation agreement as the amount of all and any liabilities for breach of contract and compensation for damages under the Series of Cooperation Agreements.

4.

The Equity Pledge under the Agreement shall take effect from the date of registration with the industrial and commercial registration authority of Long-Spring Education Holding, and continue to be valid until the Series of Cooperation Agreements have been completed, expired or terminated (whichever is later).

5.

Where there is any possibility of a significant reduction in the value of the Pledged Equity, which is sufficient to impair the rights of the Pledgee, the Pledgee may at any time auction or sell the Pledged Equity on behalf of the Pledgers, and agree with the Pledgers to use the proceeds of the auction or sale for prepayment the Guaranteed Debts or deposit the proceeds with the notary office where the Pledgee is located (any costs incurred thereby shall be assumed by the Pledgers).

6.	In the case of occurrence of any Default Event, the Pledgee shall have the right to dispose of the Pledged Equity in the manner prescribed in Article IV of the Agreement.

7.

With the prior written consent of the Pledgee, the Pledgers may increase the capital of Long-Spring Education Holding. The Pledgers irrevocably agree and confirm that the increased contribution to Long-Spring Education Holding due to such capital increase also belongs to the Pledged Equity, and undertake to complete the Equity Pledge registration therefor as soon as possible.

III.	Release of Pledge

1.

After the Pledgers and the Domestic Affiliates have fully and completely performed all their Contractual Obligations, the Pledgee shall, at the request of the Pledgers, release this pledge, and shall cooperate with the Pledgers in canceling the Equity Pledge’s registration in the register of shareholders of Long-Spring Education Holding and the Equity Pledge registration with the competent industrial and commercial registration authority, and the reasonable expenses incurred thereby shall be assumed by the Pledgers.

IV.	Disposal of Pledged Equity

1.

The Pledgers, Long-Spring Education Holding and the Pledgee agree that in the case of any Default Event, the Pledgee shall have the right to exercise all of its remedies for default under the laws and regulations of China and the provisions of the Series of Cooperation Agreements after giving the Pledgers a written notice, and have the right to deal with the Pledged Equity by one or more of the following means:

a)

Subject to the requirements of the laws and regulations of China, the Pledgers, at the request of the Pledgee, transfer to Pledgee and/or any other entity or individual designated by the Pledgee all or part of the Pledged Equity held the Pledgers in Long-Spring Education Holding at the lowest price permitted by the PRC laws; the Pledgers also irrevocably undertake that if the consideration for the Pledgee or the purchaser designated by it to purchase all or part of the equity held by the Pledgers in Long-Spring Education Holding is more than RMB0 (say: RMB ZERO Yuan only), the difference will be jointly and severally paid in full by the Pledgers to the Pledgee or its designated subject.

b)	The Pledgee sells the Pledged Equity through auction or at a discount, and is compensated in priority with the sales proceeds;

c)	Subject to compliance with the laws and regulations, the Pledgee disposes of the Pledged Equity in other methods as agreed by the Pledgers and the Pledgee.

2.

The Pledgee shall have the right to designate its lawyer or other agent in writing to exercise any and all of its rights, and the Pledgers or Long-Spring Education Holding shall not raise any objection thereto.

3.	The Pledgee shall have the right to deduct from the proceeds obtained from the exercise of its rights the reasonable expenses incurred in exercising any or all of such rights.

4.	The proceeds obtained by the Pledgee in exercising its rights shall be processed in the following order:

Firstly, pay all the costs (including the remuneration paid to its lawyers and agents) arising from the disposal of the Pledged Equity and the exercise of the rights of the Pledgee;

Secondly, pay taxes and fees payable for disposing of Pledged Equity; and

Thirdly, repay the Guaranteed Debts to the Pledgee;

The Pledgee shall return the balance, if any, after deducting the above amounts, to the Pledgers.

5.

The Pledgee shall have the right to choose to exercise any or all of the remedies for default it may have simultaneously or successively. The Pledgee is not required to exercise other remedies for default before exercising the auction or sale of the Pledged Equity under the Agreement.

V.	Costs and Expenses

1.	All actual expenses related to the establishment of the Equity Pledge under the Agreement, including but not limited to stamp duty, any taxes and legal fees, shall be assumed by the Pledgers.

VI.	Continuity and Non-Waiver

1.

The Equity Pledge established under the Agreement is a continuous security, and its validity shall continue until the Contractual Obligations are fully performed or the Guaranteed Debts are fully settled. Long-Spring Education Holding and the Pledgers shall take all actions to ensure that the Equity Pledge’s registration will continue to be valid during this period. The Pledgee’s waiver of any default by the Pledgers or the Pledgee’s delay in exercising any of its rights under the Series of Cooperation Agreements shall not impair the Pledgee’s right to request the Pledgers, the Domestic Affiliates at any time in the future in accordance with the series of cooperation agreement to perform the Series of Cooperation Agreements or the rights that the Pledgee shall have due to the subsequent default of the Series of Cooperation Agreements by the Pledgers or the Domestic Affiliates.

VII.	Representations and Warranties of the Pleaders

The Pledgers represent and warrant to the Pledgee as follows:

1.	The Pledgers have full capacity to execute the Agreement in accordance with laws and assume legal obligations under the Agreement.

2.

Long-Spring Education Holding is a limited liability company duly established and validly existing in accordance with the PRC laws, has been formally registered with the competent industrial and commercial administration. The registered capital of Long-Spring Education Holding is RMB25 million.

3.

All reports, documents, and information provided, before the Agreement takes effect, by the Pledgers to the Pledgee regarding the Pledgers and all matters required by the Agreement are true, accurate and complete in all material aspects as at the time of entry into force of the Agreement.

4.

All reports, documents, and information provided, after the Agreement takes effect, by the Pledgers to the Pledgee regarding the Pledgers and all matters required by the Agreement will be true, accurate and complete in all material aspects at the time of provision.

5.

When the Agreement takes effect, the Pledgers are the sole legal owners of the Pledged Equity and have the right to dispose of the Pledged Equity. There is no dispute over the ownership of the Pledged Equity.

6.

Except for the encumbrances that have been disclosed to WFOE in accordance with the laws and the right restrictions created under the Series of Cooperation Agreements, there is no other security interest or encumbrance on the Pledged Equity.

7.

The Pledgers’ execution and performance of the Agreement and the Pledgers’ holding of the equity in Long-Spring Education Holding do not violate (i) any applicable laws, rules or judicial orders; (ii) any court’s judgment, or any arbitral agency’s award, or any administrative authority’s decision, approval, license; or (iii) any agreement or document binding on the Pledgers or their assets or creating a mortgage on their assets, nor result in suspension, revocation, confiscation or failure of renewal of any government authority’s approval or license applicable to them.

8.

The Pledged Equity can be legally pledged and transferred, and the Pledgers have sufficient rights and powers to pledge the Pledged Equity to the Pledgee in accordance with the provisions of the Agreement.

9.	The Agreement, after being executed by the Pledgers, constitutes a legal, valid and binding obligation of the Pledgers.

10.

Any consent, permission, waiver, authorization of any third party required for the execution and performance of the Agreement and for the pledge of equity under the Agreement have been obtained or processed, and will be fully valid during the term of the Agreement.

11.	The pledge under the Agreement constitutes the first order security interest in the Pledged Equity.

12.

There aren’t any pending or, to the knowledge of the Pledgers, threatening, lawsuits, legal proceedings or claims in any courts, arbitral tribunals, government authorities or administrative authorities against the Pledgers or their assets or the Pledged Equity, which may have an adverse effect on the financial position of the Pledgers or on their ability to perform their obligations under the Agreement.

13.

The Pledgers assure the Pledgee that the representations and warranties above will be true, accurate and complete at any time and in any circumstances before the Contractual Obligations are fully performed or the Guaranteed Debts are fully settled, and will be completely complied with.

VIII.	Representations and Warranties of Long-Spring Education Holding

Long-Spring Education Holding represents and warrants to the Pledgee as follows:

1.

Long-Spring Education Holding is a limited liability company duly incorporated and validly existing in accordance with the PRC laws. It has independent legal personality; it has full and independent legal status and legal capacity to execute, deliver and perform the Agreement, and can independent be a subject of litigation.

2.

All reports, documents, and information provided, before the Agreement takes effect, by Long-Spring Education Holding to the Pledgee regarding the Pledged Equity and all matters required by the Agreement are true, accurate and complete in all material aspects as at the time of entry into force of the Agreement.

3.

All reports, documents, and information provided, after the Agreement takes effect, by Long-Spring Education Holding to the Pledgee regarding the Pledged Equity and all matters required by the Agreement will be true, accurate and complete in material aspects at the time of provision.

4.	The Agreement, after being executed by Long-Spring Education Holding, constitutes a legal, valid and binding obligation of Long-Spring Education Holding.

5.

Long-Spring Education Holding has full internal rights, powers and authorities to execute and deliver the Agreement and all other documents related to the transaction described in the Agreement and to be executed, and it has full rights, powers and authorities to complete the transactions described in the Agreement. Any and all consents, permissions, waivers, authorizations of any third parties required for the execution and performance of the Agreement and for the pledge of equity under the Agreement have been obtained or processed, and will be fully valid during the term of the Agreement.

6.

Long-Spring Education Holding’s execution and performance of the Agreement does not violate (i) any applicable laws, rules or judicial orders; (ii) any court’s judgment, or any arbitral agency’s award, or any administrative authority’s decision, approval, license; or (iii) any agreement or document binding on Long-Spring Education Holding or its assets or creating a mortgage on its assets, nor result in suspension, revocation, confiscation or failure of renewal of any government authority’s approval or license applicable to it.

7.

There aren’t any pending or, to the knowledge of Long-Spring Education Holding, threatening, lawsuits, legal proceedings or claims in any courts, arbitral tribunals, government authorities or administrative authorities against Long-Spring Education Holding or its assets, which may have an adverse effect on the financial position of Long-Spring Education Holding or on the Pledgers’ ability to perform their obligations under the Agreement and their guarantee liabilities.

8.

Long-Spring Education Holding assures the Pledgee that the representations and warranties above will be true, accurate and complete at any time and in any circumstances before the Contractual Obligations are fully performed or the Guaranteed Debts are fully settled, and will be completely complied with.

IX.	Undertakings of the Pledgers

The Pledgers undertake to the Pledgee as follows:

1.

Without the prior written consent of the Pledgee, the Pledgers shall not create any new pledge or encumbrance on the Pledged Equity, nor create or allow to create any new pledge or other encumbrance/restriction on the interests directly and/or indirectly held by them in the Domestic Affiliates.

2.

Without giving a prior written notice to the Pledgee and obtaining the prior written consent of the Pledgee, the Pledgers will not transfer the Pledged Equity, and all acts of the Pledgers’ intending to transfer the Pledged Equity are invalid. Regardless of the Pledgee’s prior written consent, the corresponding amount that the Pledgers should receive from any third party for the transfer of the Pledged Equity shall belong to the Pledgee. The Pledgee has the right to directly request the third party to pay the corresponding amount, and the Pledgers shall provide all necessary assistance therein.

3.

When there is any legal action, arbitration or other claims that may adversely affect the interests of the Pledgers or the Pledgee under the Series of Cooperation Agreements or the Pledged Equity, the Pledgers warrant that they will notify the Pledgee in writing as soon as possible and in time and take all necessary measures to ensure the Pledgee’s pledge interest in the Pledged Equity at the reasonable request of the Pledgee.

4.

The Pledgers shall not perform or allow any acts or actions that may adversely affect the interests of the Pledgee under the Series of Cooperation Agreements or the Pledged Equity. The Pledgers waive the right of first refusal when the Pledged Equity is realized by the Pledgee, and agree to relevant transfer of equity.

5.

The Pledgers warrant to take all necessary measures and sign and execute all necessary documents (including but not limited to the supplementary agreement of the Agreement) at the reasonable request of the Pledgee, so as to ensure the Pledgee’s pledge interest in the Pledged Equity and the exercise and realization of these rights.

6.	Where the exercise of the pledge rights under the Agreement gives rise to any transfer of the Pledged Equity, the Pledgers warrant to take all measures to realize such equity transfer.

As the direct and/or indirect equity owners of the Domestic Affiliates, the Pledgers further undertake as follows:

1.

From the date of execution of the Agreement, without the prior written consent of the Pledgee, the Pledgers shall not sell, assign, transfer, or otherwise dispose of the interests directly and/or indirectly held by them in the Domestic Affiliates, nor create any encumbrances, at any time from the date of execution of the Agreement, on the interests directly and/or indirectly held by them in the Domestic Affiliates; regardless of the Pledgee’s prior written consent, the corresponding amount that the Pledgers should receive from any third party for selling, assigning, transferring or disposing of the interests directly and/or indirectly held by them in the Domestic Affiliates shall belong to the Pledgee. The Pledgee has the right to directly request the third party to pay the corresponding amount, and the Pledgers shall provide all necessary assistance therein;

2.

Without the prior written consent of the Pledgee, the Pledgers shall not increase or decrease the registered capital of the Domestic Affiliates or the sponsor’s contribution, nor agree to such increase or decrease in the registered capital or the sponsor’s contribution;

3.	Without the prior written consent of the Pledgee, the Pledgers shall not agree or procure the division of the Domestic Affiliates or merger with other entities;

4.

Without the prior written consent of the Pledgee, the Pledgers shall not dispose of or procure the management of the Domestic Affiliates to dispose of any assets of the Domestic Affiliates, with the exception where the Domestic Affiliates can prove that the disposal of relevant assets is necessary in the ordinary course of business and the value of the assets involved in a single transaction is not more than RMB100,000;

5.

Without the prior written consent of the Pledgee, the Pledgers shall not terminate or procure the management of the Domestic Affiliates to terminate any material agreements entered into by the Domestic Affiliates, nor enter into any other agreement that conflicts with any existing material agreements. The aforesaid “material agreements” refer to the agreements with single total value of more than RMB100,000, or the Series of Cooperation Agreements and/or any agreements similar in nature or content to the Series of Cooperation Agreements;

6.

Without the prior written consent of the Pledgee, the Pledgers shall not procure the Domestic Affiliates to conclude transactions that may materially affect the assets, responsibilities, business operations, equity structure and other legal rights of the Domestic Affiliates (with the exception of those that are produced in the ordinary course of business of the Domestic Affiliates and with a single transaction amount not more than RMB100,000, or that have been disclosed to the Pledgee and consented to by the Pledgee in writing);

7.

Without the prior written consent of the Pledgee, the Pledgers shall not procure or agree with the Domestic Affiliates to announce the distribution of or actually distribute any distributable profits and/or reasonable returns, nor agree to the such distribution; any profits and/or reasonable returns distributed as a result of default of the foregoing provisions shall belong to the Pledgee unconditionally and free of charge from the beginning, and the Pledgee shall have the right to require the full refund/payment by the Pledgers in accordance with the laws;

8.	Without the prior written consent of the Pledgee, the Pledgers shall not procure or agree to modify the articles of association of the Domestic Affiliates;

9.

Without the prior written consent of the Pledgee, the Pledgers shall ensure that the Domestic Affiliates will not lend or borrow loans, nor provide guaranty or make other forms of guaranty, nor assume any major obligation outside normal business activities; the aforesaid “major obligation” means any obligation that a Domestic Affiliate must pay more than RMB100,000, or the obligation to restrict and/or prevent the Domestic Affiliates from performing the obligations under the Series of Cooperation Agreements normally, or the obligation to restrict and/or prohibit the financial and business operations of the Domestic Affiliates, or any obligation that may cause changes in the equity structure of the Domestic Affiliates;

10.

The Pledgers shall do their utmost to develop the business of the Domestic Affiliates and guarantee the legal and compliant operations of the Domestic Affiliates, and shall not have any acts or omissions that may impair the assets, goodwill of the Domestic Affiliates or affect the validity of the operating licenses of the Domestic Affiliates;

11.

Before transferring the interests of the Domestic Affiliates to the Purchasers of Domestic Affiliates’ Interests (as defined in the Exclusive Call Option Agreement), the Pledgers shall sign all documents required for their owning and maintaining the interests of the Domestic Affiliates, provided that such act will not affect the Shareholders’ Rights Entrustment Agreement and the School Sponsors’ and Directors’ Rights Entrustment Agreement;

12.	The Pledgers shall sign all documents and take all actions required to transfer the interests of the Domestic Affiliates to the Purchasers of Domestic Affiliates’ Interests;

13.

In the case that it is required for the Pledgers to take any actions as the direct and/or indirect owners of the interests of the Domestic Affiliates so as to perform the obligations under the Series of Cooperation Agreements by the Domestic Affiliates, the Pledgers shall take all such actions to cooperate with the Domestic Affiliates to perform the obligations hereunder;

14.

Within their authorities as the direct and/or indirect owners of the interests of the Domestic Affiliates, without impairing the Series of Cooperation Agreements, the Pledgers shall procure the directors appointed by them to exercise all rights in the Domestic Affiliates in accordance with the provisions of the Agreement so that the Domestic Affiliates can perform their obligations under the Agreement; in the case of any director’s failure to exercise the rights in accordance with the above requirements, the Pledgers shall dismiss and replace the director immediately; and

15.

The Pledgers shall provide the Pledgee with the financial statements of the Domestic Affiliates in the previous calendar quarter, including (but not limited to) the balance sheet, profit statement and cash flow statement, within the first month of each calendar quarter.

X.	Undertakings of Long-Spring Education Holding

As the subject company where the Pledged Equity is located, Long-Spring Education Holding undertakes to the Pledgee as follows:

1.

Without the prior written consent of the Pledgee, Long-Spring Education Holding shall not assist or allow the Pledgers to create any new pledge or any other encumbrance/restriction on the Pledged Equity, nor assist or allow the Pledgers to create any new pledge or any other encumbrance/restriction on the interests directly and/or indirectly held by them in the Domestic Affiliates.

2.

Without the prior written consent of the Pledgee, Long-Spring Education Holding shall not assist or allow the Pledgers to transfer the Pledged Equity, nor assist or allow the Pledgers to transfer the interests directly and/or indirectly held by them in the Domestic Affiliates.

3.

When there is any legal action, arbitration or other claims that may adversely affect the interests of the Pledgee under the Series of Cooperation Agreements or the Pledged Equity, Long-Spring Education Holding warrants that it will notify the Pledgee in writing as soon as possible and in time and take all necessary measures to ensure the Pledgee’s pledge interest in the Pledged Equity at the reasonable request of the Pledgee.

4.	Long-Spring Education Holding shall not perform or allow any acts or actions that may adversely affect the interests of the Pledgee under the Series of Cooperation Agreements or the Pledged Equity.

5.

Long-Spring Education Holding warrants to take all necessary measures and sign and execute all necessary documents (including but not limited to the supplementary agreement of the Agreement) at the reasonable request of the Pledgee, so as to ensure the Pledgee’s pledge interest in the Pledged Equity and the exercise and realization of these rights.

6.

Where the exercise of the pledge rights under the Agreement gives rise to any transfer of the Pledged Equity, Long-Spring Education Holding warrants to take all measures to realize such equity transfer.

XI.	Changes of Circumstances

1.

Without contravention with other provisions of the Series of Cooperation agreements, due to the promulgation or amendment of any laws, regulations or rules of the PRC, or due to changes of the interpretation or applicability of such laws, regulations or rules, or due to changes of the relevant registration procedures, the Pledgee holds that keeping the validity of the Agreement and/or disposing of the Pledged Equity in the manner specified in the Agreement becomes illegal or contrary to such laws, regulations or rules, the Pledgers and the shareholders of Long-Spring Education Holding shall, as instructed by the Pledgee in writing and at the reasonable request of the Pledgee, take any action and/or sign any agreement or other document immediately to:

a)	keep the Agreement valid;

b)	dispose of the Pledged Equity in the manner specified in the Agreement; and/or

c)	maintain or realize the guarantee created or intended to create under the Agreement.

XII.	Effectiveness and Term of the Agreement

1.	The Agreement comes into effect as of the date of signing by the Parties hereto.

2.

The Agreement will continue to be valid until the Contractual Obligations are fully performed or the Guaranteed Debts are fully settled. Where a Party’s business period expires within the term of the Agreement, the Party shall be obliged to apply to the competent authority for an extension of the business period in a timely manner and shall ensure that it will have obtained the business license with an extended business period before the original business period expires. The Pledgee may terminate the Agreement unilaterally by serving a thirty (30) days’ prior notice. Unless otherwise provided by law, in no case shall Long-Spring Education Holding or the Pledgers have the right to unilaterally terminate or rescind the Agreement.

XIII.	Confidentiality

1.

The Parties hereby acknowledge and determine that any oral or written information exchanged between them in connection with the Agreement is confidential. Each Party shall keep all such information confidential, and shall not disclose any relevant information to any third party without the written consent of the other Parties, except:

a)	the public is aware of or will become aware of such information (not as a result of unauthorized disclosure to the public by the party who receives the information);

b)	the information is disclosed as required by applicable laws and regulations or the rules or regulations governing the transactions of securities; or

c)

the information needs to be disclosed by a Party to its legal or financial adviser in connection with the transactions hereunder, provided that such legal or financial adviser is also subject to confidentiality obligations similar with this article.

2.

The leakage of the information by the staff of a Party or the agency recruited by the Party shall be deemed to be the leakage committed by the Party, and the Party shall be liable for breach of contract in accordance with the Agreement.

3.	The Parties agree that the confidentiality provisions in this Article XIII shall survive regardless of whether the Agreement is invalid, changed, rescinded, terminated, or non-operable.

XIV.	Force Majeure

1.

In the event of a force majeure event preventing the Parties from performing their respective obligations under the Agreement, such affected liabilities will be relieved to the extent of force majeure. For the purpose of the Agreement, force majeure events include only natural disasters, storms, tornadoes and other weather conditions, strikes, factory closedown/work stoppages or other industry problems, riots, conspiracies, acts of hostilities, acts of terrorism, or violence of criminal organizations, severe illness or plagues, earthquakes or other crustal movements, floods and other natural disasters, bomb explosions or other explosions, fires, accidents, or government actions, which lead to failure of performing the Agreement.

2.

When a force majeure event occurs, the Party affected by the force majeure event shall make every effort to reduce and remove the impact of the force majeure event, and shall undertake the delayed and impeded obligations under the Agreement. After the force majeure event is lifted, the Parties agree to make every effort to continue to perform the Agreement.

3.

If there is a possible force majeure event that causes delay or impeding of the Agreement or threatens to delay or impede the performance of the Agreement, the Party concerned shall immediately notify the other Parties in writing and provide all relevant information.

XV.	Miscellaneous

1.

To the extent as permitted by the PRC laws, the Pledgee may transfer its rights and obligations under the Agreement to other third parties, if needed. the Pledgee is only required to give a written notice to the other Parties when such transfer occurs, without the consent of the Pledgers or Long-Spring Education Holding to such transfer. The Pledgers or Long-Spring Education Holding shall not transfer their rights, obligations or responsibilities under the Agreement to any third party without the prior written consent of the Pledgee. The successors or permitted assigns (if any) of the Pledgers and Long-Spring Education Holding shall continue to perform the respective obligations of the Pledgers and Long-Spring Education Holding under the Agreement.

2.

The amount of the Guaranteed Debts that the Pledgee determines, at its own discretion, in exercising its pledge right to the Pledged Equity in accordance with the provisions of the Agreement shall be the final evidence of the Guaranteed Debts under the Agreement.

3.

At any time after the execution of the Agreement, in the case of the promulgation or amendment of any PRC law, regulations or rules, or in the case of changes in the interpretation or application of such laws, regulations or rules, the following provisions shall apply:

(1)

Where the above changes or new regulations are more favorable to any Party than the applicable laws, regulations, ordinances or rules in force on the date of execution of the Agreement (and the other Party are not seriously affected thereby), the Parties shall change the Agreement in a timely manner to obtain the benefits brought by such changes or new regulations; or the Parties should apply in a timely manner to obtain the benefits brought by such changes or new regulations. The Parties should make the best efforts to make the application approved; and

(2)

Where any Party’s economic interests under the Agreement are directly or indirectly severely and adversely affected due to the above changes or new regulations, the Agreement shall continue to be implemented in accordance with the original terms. Each Party shall use all legal means to obtain an exemption from compliance with the changes or new regulations. Where the adverse effect on the economic interests of any Party cannot be resolved in accordance with the provisions of the Agreement, after the affected Party notifies the other Party, the Parties shall promptly negotiate and make all necessary modifications to the Agreement to maintain the affected Party’s economic interests under the Agreement.

4.	The conclusion, validity, interpretation, performance, modification, and termination of the Agreement and the settlement of disputes under the Agreement shall be governed by the PRC laws.

5.

Any dispute, controversy or claim arising out of or related to the Agreement or the performance, interpretation, breach, termination or validity of the Agreement shall be resolved upon friendly negotiation. The negotiation shall begin as soon as a disputing party serves a written consultation request on the other party in dispute, where the consultation request states the dispute or claim in detail.

6.

If the dispute cannot be resolved within thirty (30) days after the above notice is served, either party has the right to submit the dispute to arbitration. The Parties agree that the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) in Beijing, and the CIETAC shall make an arbitral award in accordance with the then-effective arbitration rules of the CIETAC. The arbitral award is final and binding on the Parties. The arbitration commission has the right to rule that, with respect to the equity interests, property interests or other assets of Long-Spring Education Holding, the Pledgee shall be compensated for the losses caused to the Pledgee due to the breaching behaviors of the other Parties hereto, or to issue corresponding injunctions (for the purpose of business operation or forced transfer of assets), or to rule that Long-Spring Education Holding shall be dissolved and liquidated. After the arbitral award comes into effect, either Party has the right to apply to a court of competent jurisdiction to enforce the arbitral award.

7.

At the request of a party in dispute, before the arbitral tribunal is formed according to law or under appropriate circumstances, the court of competent jurisdiction has the right to grant an interim relief to support the process of the arbitration, for example, by seizing or freezing the equity or sponsors’ interests, property interests, or other assets of the breaching party according to a judgment or a ruling. For the above purposes, the courts of competent jurisdiction include Hong Kong courts, Cayman Islands courts, the courts where the main assets of the Proposed Listed Company are located, and the courts where the main assets of the Domestic Affiliates are located, in addition to the PRC courts.

8.	During the arbitration, except the matters in dispute submitted to arbitration, the Parties to the Agreement shall continue to perform their other obligations under the Agreement.

9.	The Agreement is valid and binding upon the Parties and their respective heirs, successors and assigns.

10.

Any rights, powers and remedies conferred on each Party by any provision of the Agreement shall not exclude any other rights, powers or remedies that the Party enjoys in accordance with the provisions of laws and other provisions under the Agreement, and the exercise by a Party of rights, powers and remedies shall not preclude the Party from exercising its other rights, powers and remedies.

11.

A Party’s failure to exercise or delay in exercising any of its rights, powers and remedies under the Agreement or laws (the “Party’s Rights”) will not result in a waiver of the Party’s Rights, and any single or partial waiver of the Party’s Rights does not preclude the Party’s exercise of the Party’s Rights in other means or exercise of the other Party’s Rights.

12.	The headings of the sections in the Agreement are for reference only, and in no case shall the headings be used to interpret or affect the interpretation of the provisions of the Agreement.

13.

Each provision of the Agreement is severable and independent of other provisions. If at any time any one or more provisions of the Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of the Agreement shall not be thereby affected.

14.

Subject to a consensus reached between the Parties hereto and approval of the shareholders (meetings) of the Pledgee, the Parties to the Agreement may modify or supplement the Agreement and take all necessary steps and actions to make such modifications or supplements legal and effective at their own expenses. The Agreement shall be binding upon the legal successors of the Parties. If the Stock Exchange of Hong Kong Limited (hereinafter referred to as “SEHK”) or other regulators propose any modifications to the Agreement, or any changes related to the Agreement have occurred to the listing rules or related requirements of the SEHK, the Parties shall revise the Agreement accordingly.

15.	The Agreement is written in Chinese and executed in multiple original counterparts having the same legal effect.

(There is no text below)

(This page is the signature page of the Agreement, and contains no text)

Yunnan Century Long-Spring Technology Co., Ltd. /s/ (Seal) Yunnan Century Long-Spring Technology Co., Ltd. Affixed By: /s/ Zhang Shaowei	Long-Spring Education Holding Group Limited /s/ (Seal) Long-Spring Education Holding Group Limited Affixed By: /s/ Zhang Shaowei

Zhang Shaowei By: /s/ Zhang Shaowei	Wu Yu By: /s/Wu Yu

Kunming Qiuzhen Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Qiuzhen Enterprise Management Partnership (LLP) Affixed By: /s/ Zhang Shaowei	Kunming Ziyue Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Ziyue Enterprise Management Partnership (LLP) Affixed By: /s/ Zhu Lidong

Kunming Shuyu Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Shuyu Enterprise Management Partnership (LLP) Affixed By: /s/ Zhang Shaowei	Kunming Mingde Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Mingde Enterprise Management Partnership (LLP) Affixed By: /s/ Zhang Shaowei

Kunming Mingzhi Enterprise Management Partnership (LLP) /s/ (Seal) Kunming Mingzhi Enterprise Management Partnership (LLP) Affixed By: /s/ Wu Minglin

Appendix I: List of the Shareholders of Long-Spring Education Holding

1.	Zhang Shaowei

2.	Wu Yu

3.	Kunming Qiuzhen Enterprise Management Partnership (LLP)

4.	Kunming Ziyue Enterprise Management Partnership (LLP)

5.	Kunming Shuyu Enterprise Management Partnership (LLP)

6.	Kunming Mingde Enterprise Management Partnership (LLP)

7.	Kunming Mingzhi Enterprise Management Partnership (LLP)